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                                                                      EXHIBIT 14





                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Financial Statements" and to the incorporation by reference of our reports dated February 7, 2001 for Brinson Aggressive Growth Portfolio (formerly, Mitchell Hutchins Series Trust-Aggressive Growth Portfolio) and Brinson Strategic Fixed Income Portfolio (formerly, Mitchell Hutchins Series Trust-Strategic Fixed Income Portfolio), (two of the portfolios constituting the Brinson Series Trust, formerly, Mitchell Hutchins Series Trust) and the incorporation by reference of our reports dated February 1, 2001 for Growth Portfolio and U.S. Government/High Grade Securities Portfolio (two of the portfolios constituting the Alliance Variable Product Series Fund, Inc.), included in this Registration Statement (Form N-14) of Alliance Variable Product
Series Fund, Inc. filed with the Securities and Exchange Commission.



                                       ERNST & YOUNG LLP


New York, New York
December 6, 2001